Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89214) pertaining to the Directors Stock Option Plan, Management Stock Option Plan, and Key Employee Stock Option Plan and (Form S-8 No. 333-69342) pertaining to the IPO Leveraged Share Plan of INFICON Holding AG of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of INFICON Holding AG included in the Annual Report on Form F-20 for the year ended December 31, 2003.


                                                /s/ Ernst & Young LLP

Buffalo, New York
March 25, 2003